Exhibit 99.1

UMB Financial Corporation	News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Media Contact:

Kelli Christman

816.860.5088

Kelli.Christman@umb.com

Investor Relations Contact:

Abby Wendel

816.860.1685

Abigail.Wendel@umb.com

UMB Financial Corporation Reports Fourth Quarter Net Income of $26.9 Million and

Full-Year 2014 Net Income of $120.7 Million

Selected highlights:

•	Fourth quarter 2014 earnings of $26.9 million, or $0.59 per diluted share, a decrease of $7.7 million compared to fourth quarter 2013 earnings

•	Equity earnings on alternative investments decreased $19.6 million in the fourth quarter 2014 compared to the fourth quarter 2013 due largely to mark-to-market valuations related to Prairie Capital Management investments

•	Noninterest income was 55.9 percent of total revenue for the fourth quarter 2014, down from 61.2 percent in the fourth quarter 2013

•	Full-year 2014 earnings of $120.7 million, or $2.65 per diluted share, a decrease of $13.3 million compared to full-year 2013 earnings

•	Net loans at December 31, 2014 increased 14.6 percent to $7.4 billion compared to December 31, 2013

•	Nonperforming loans decreased to 0.37 percent of loans as of December 31, 2014, from 0.47 percent of loans as of December 31, 2013

•	Total assets under management stood at $42.8 billion as of December 31, 2014, an increase of 3.4 percent compared to year-end 2013

•	Announced agreement to acquire Marquette Financial Companies to expand our presence in key growth markets of Phoenix and Dallas

KANSAS CITY, Mo. (January 27, 2015) – UMB Financial Corporation (Nasdaq: UMBF), a diversified financial holding company, announced earnings for the three months ended December 31, 2014, of $26.9 million or $0.60 per share ($0.59 diluted). This is a decrease of $7.7 million, or 22.3 percent, compared to fourth quarter 2013 earnings of $34.7 million or $0.78 per share ($0.77 diluted). Earnings for the year ended December 31, 2014, were $120.7 million or $2.69 per share ($2.65 diluted) or a decrease of $13.3 million, or 9.9 percent, compared to the prior year-end earnings of $134.0 million or $3.25 per share ($3.20 diluted).

“A decrease in equity earnings related to Prairie Capital Management coupled with the associated contingency reserve in 2014 was a primary cause of the change in net income year-over-year, masking the strength in our results,” said Mariner Kemper, chairman and chief executive officer. “All in all, 2014 was another successful year for UMB. We continue to demonstrate strong business fundamentals with double-digit, year-over-year loan growth, excellent credit metrics, diversified revenue streams and strong customer relationships. We once again hold the top deposit market-share position in Kansas City, and we are pleased with the growth across our footprint. Expectations for continuing headwinds in 2015 only reinforce the value of our differentiated business model, which is time-tested, and we believe our long-term performance will continue to set us apart from our peers.”

Net Interest Income and Margin

Net interest income for the fourth quarter of 2014 increased $5.0 million, or 5.8 percent, compared to the same period in 2013. Average earning assets increased by $697.0 million, or 4.8 percent, compared to the fourth quarter of 2013. This increase was due largely to an $837.2 million, or 12.9 percent, increase in average loans and a $177.3 million, or 2.5 percent, increase in average total securities, including trading securities, offset by a decrease of $339.7 million, or 37.3 percent, in interest-bearing due from banks. Net interest margin increased one basis point to 2.52 percent for the three months ended December 31, 2014, compared to the same period in 2013.

Noninterest Income and Expense

Noninterest income decreased $20.4 million, or 15.0 percent, for the three months ended December 31, 2014, compared to the same period in 2013. This decrease is primarily attributable to a decrease in equity earnings on alternative investments related to Prairie Capital Management (PCM) equity method investments of $19.6 million, or 129.7 percent. For the three months ended December 31, 2014, unrealized losses on PCM equity method investments totaled $4.5 million, compared to unrealized gains of $15.1 million for the same period last year. In addition, trust and securities processing income decreased $2.6 million, or 3.7 percent, for the three months ended December 31, 2014, compared to the same period in 2013. The decrease in trust and securities processing income was driven by a $6.7 million, or a 26.2 percent, decrease in advisory fee income from the Scout Funds, offset by a $1.9 million, or 8.3 percent, increase in fees related to institutional and personal investment management services, and a $1.7 million, or 8.3 percent, increase in fund administration and custody services. Other noninterest income decreased $2.5 million, or 40.5 percent, for the three months ended December 31, 2014, compared to the same period in 2013. Bankcard fees increased $3.0 million, or 20.6 percent, due to an increase in interchange income.

Looking at the fee businesses, Kemper said, “In the fourth quarter, noninterest income for Scout Investments decreased $5.7 million due largely to the shift in the mix of assets under management for the fourth quarter 2014 relative to the mix in the fourth quarter of 2013. AUM for the quarter remained approximately the same at $31.2 billion, but equity assets were 33 percent of total AUM in the fourth quarter 2014 compared to 51 percent in the same period a year ago. In other fee businesses, trust and securities processing income for Fund Services increased 8.3 percent in the fourth quarter, compared with the same period a year ago, driven by assets under administration of $198.3 billion as of December 31, 2014. In Payment Solutions, fourth quarter card purchase volume was $2.1 billion, driving bankcard fees to $17.3 million.”

Noninterest expense decreased $3.7 million, or 2.2 percent, for the three months ended December 31, 2014, compared to the same period in 2013. Processing fees decreased $1.4 million, or 9.6 percent, primarily due to a decrease in fees paid by the advisor to third-party distributors of the Scout Funds. Other noninterest expense decreased by $9.7 million, or 64.8 percent, due to a $7.7 million decrease in fair value adjustments on contingent consideration liabilities. Salaries and employee benefits expense increased $1.4 million, or 1.6 percent, due to an increase in salaries and wages of $3.4 million, or 6.2 percent, offset by a decrease in employee benefits expense of $1.6 million or 11.0 percent. Equipment expense increased by $1.4 million, or 10.8 percent, due to an increase in computer hardware and software expenses. Bankcard expenses increased $2.2 million, or 49.3 percent, due to an increase in bankcard fraud losses of $1.9 million. Legal and consulting expenses increased $2.1 million, or 35.7 percent. Included in total noninterest expense for the three month period ended December 31, 2014 is $1.9 million of acquisition-related expenses, including $1.7 million of legal and consulting expenses, related to the pending acquisition of Marquette Financial Companies.

Balance Sheet

Average total assets for the three months ended December 31, 2014, were $16.2 billion compared to $15.5 billion for the same period in 2013, an increase of $0.7 billion, or 4.5 percent. Average earning assets increased by $0.7 billion, or 4.8 percent, for the year.

Average loan balances for the three months ended December 31, 2014, increased $0.8 million, or 12.9 percent, to $7.3 billion compared to the same period in 2013. Actual loan balances on December 31, 2014, were $7.5 billion, an increase of $0.9 billion, or 14.5 percent, compared to December 31, 2013. This increase was primarily driven by an increase in commercial loans of $512.5 million, or 15.5 percent, an increase in commercial real estate loans of $164.2 million, or 9.6 percent, an increase in construction loans of $103.1 million, or 67.5 percent, and an increase in HELOCs of $77.5 million, or 13.7 percent. Nonperforming loans, defined as nonaccrual loans and restructured loans, decreased to $27.4 million on December 31, 2014, from $30.7 million on December 31, 2013. As a percentage of loans, nonperforming loans decreased to 0.37 percent as of December 31, 2014, compared to 0.47 percent as of December 31, 2013. The company’s allowance for loan losses totaled $76.1 million, or 1.02 percent of loans, as of December 31, 2014, compared to $74.8 million, or 1.15 percent of loans, as of December 31, 2013.

For the three months ended December 31, 2014, average securities, including trading securities, totaled $7.2 billion. This is an increase of $177.3 million, or 2.5 percent, from the same period in 2013.

Average total deposits increased $151.1 million, or 1.2 percent, to $12.9 billion for the three months ended December 31, 2014, compared to the same period in 2013. Average noninterest-bearing demand deposits increased $500.4 million, or 10.2 percent, compared to 2013. Average interest-bearing deposits decreased by $349.3 million, or 4.5 percent, in 2014 as compared to 2013. Total deposits as of December 31, 2014 and 2013 remained the same at $13.6 billion. Also, as of December 31, 2014, noninterest-bearing demand deposits were 41.4 percent of total deposits, compared to 38.0 percent as of December 31, 2013.

As of December 31, 2014, UMB had total shareholders’ equity of $1.6 billion, an increase of 9.1 percent, as compared to December 31, 2013.

Year-to-Date

Earnings for the year ended December 31, 2014, were $120.7 million or $2.69 per share ($2.65 diluted). This is a decrease of $13.3 million, or 9.9 percent, compared to the prior year-end earnings of $134.0 million or $3.25 per share ($3.20 diluted).

Net interest income for the year ended December 31, 2014, increased $16.8 million, or 5.0 percent, compared to the same period in 2013. Average earning assets increased by $1.0 billion, or 6.9 percent, compared to the same period in 2013. This increase was due primarily to a $754.0 million, or 12.1 percent, increase in average loans, and a $179.3 million, or 27.0 percent, increase in interest-bearing due from banks. Net interest margin decreased six basis points to 2.49 percent for the year ended December 31, 2014, compared to the same period in 2013.

Noninterest income increased $6.9 million, or 1.4 percent, to $498.7 million for the year ended December 31, 2014, as compared to the same period in 2013. The increase in noninterest income is primarily driven by increased trust and securities processing income of $22.1 million, or 8.3 percent. The increase in trust and securities processing income was primarily due to a $12.8 million, or 15.4 percent, increase in fees related to institutional and personal investment management services, and an $8.4 million, or 10.6 percent, increase in fund administration and custody services, offset by a $1.9 million, or 2.0 percent, decrease in advisory fee income from the Scout Funds. Bankcard fees increased $5.2 million, or 8.4 percent, due to increased interchange income. These increases in noninterest income were offset by a decrease in gains on sales of securities available for sale of $4.4 million, or 51.7 percent, and a decrease in equity earnings on alternative investments on PCM equity method investments of $15.1 million, or 79.1 percent, for the year ended December 31, 2014, compared to the same period in 2013.

Noninterest expense increased $42.7 million, or 6.8 percent, for the year ended December 31, 2014, compared to the same period in 2013. This increase was driven by an increase in salaries and employee benefits expense of $18.9 million, or 5.6 percent, an increase in equipment expense of $4.4 million, or 9.0 percent, and a $20.3 million contingency reserve. These increases were offset by a decrease in other noninterest expense of $4.6 million due to a decline in the fair value adjustments on contingent consideration liabilities.

Dividend Declaration

At the company’s quarterly board meeting, the Board of Directors declared a $0.235 per share quarterly cash dividend, payable on April 1, 2015, to shareholders of record at the close of business on March 10, 2015.

Conference Call

The company plans to host a conference call to discuss its 2014 fourth quarter and full-year earnings results on Jan. 28, 2015, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 888-317-6016 or (U.S.) 412-317-6016 and requesting to join the UMB Financial call. The live call can also be accessed by visiting the investor relations area of umbfinancial.com or by using the following the link:

http://services.choruscall.com/links/umbf150128.html

A replay of the conference call may be heard until Feb. 11, 2015, by calling (toll-free) 877-344-7529 or (U.S.) 412-317-0088. The replay pass code required for playback is 10058917. The call replay may also be accessed via the company’s website umbfinancial.com by visiting the investor relations area.

Forward-Looking Statements:

This release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2013, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the SEC. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a diversified financial holding company headquartered in Kansas City, Mo., offering complete banking services, payment solutions, asset servicing and institutional investment management to customers. UMB operates banking and wealth management centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas. Subsidiaries of the holding company include companies that offer services to mutual funds and alternative-investment entities and registered investment advisors that offer equity and fixed income strategies to institutions and individual investors. For more information, visit umb.com, umbfinancial.com, blog.umb.com or follow us on Twitter at @UMBBank, Facebook at facebook.com/UMBBank and LinkedIn at linkedin.com/company/umb-bank.

CONSOLIDATED BALANCE SHEETS	UMB Financial Corporation

(unaudited, dollars in thousands)

	December 31,
	2014	2013
Assets
Loans	$7,465,794	$6,520,512
Allowance for loan losses	(76,140)	(74,751)

Net loans	7,389,654	6,445,761

Loans held for sale	624	1,357
Investment securities:
Available for sale	6,911,936	6,762,411
Held to maturity	278,054	209,770
Trading securities	27,203	28,464
Federal Reserve Bank Stock and other	68,474	50,482

Total investment securities	7,285,667	7,051,127

Federal funds and resell agreements	118,105	87,018
Interest-bearing due from banks	1,539,386	2,093,467
Cash and due from banks	444,299	521,001
Bank premises and equipment, net	257,835	249,689
Accrued income	79,297	78,216
Goodwill	209,758	209,758
Other intangibles	43,991	55,585
Other assets	132,344	118,873

Total assets	$17,500,960	$16,911,852

Liabilities
Deposits:
Noninterest-bearing demand	$5,643,989	$5,189,998
Interest-bearing demand and savings	6,709,281	7,001,126
Time deposits under $100,000	424,925	491,792
Time deposits of $100,000 or more	838,664	957,850

Total deposits	13,616,859	13,640,766

Federal funds and repurchase agreements	2,025,132	1,583,218
Short-term debt	—	107
Long-term debt	8,810	5,055
Accrued expenses and taxes	180,074	153,450
Other liabilities	26,327	23,191

Total liabilities	15,857,202	15,405,787

Shareholders’ Equity
Common stock	55,057	55,057
Capital surplus	894,602	882,407
Retained earnings	963,911	884,630
Accumulated other comprehensive income	11,006	(32,640)
Treasury stock	(280,818)	(283,389)

Total shareholders’ equity	1,643,758	1,506,065

Total liabilities and shareholders’ equity	$17,500,960	$16,911,852

Consolidated Statements of Income			UMB Financial Corporation

(unaudited, dollars in thousands except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Interest Income
Loans	$64,433	$59,206	$245,278		$229,665
Securities:
Taxable interest	19,338	18,881	76,204		75,202
Tax-exempt interest	9,759	10,183	39,209		40,399

Total securities income	29,097	29,064	115,413		115,601
Federal funds and resell agreements	93	67	259		193
Interest-bearing due from banks	510	642	2,525		1,918
Trading securities	85	152	396		964

Total interest income	94,218	89,131	363,871		348,341

Interest Expense
Deposits	3,076	2,961	12,242		13,183
Federal funds and repurchase agreements	323	296	1,616		1,739
Other	(95)	(40)	(42)		150

Total interest expense	3,304	3,217	13,816		15,072

Net interest income	90,914	85,914	350,055		333,269
Provision for loan losses	3,000	4,000	17,000		17,500

Net interest income after provision for loan losses	87,914	81,914	333,055		315,769

Noninterest Income
Trust and securities processing	69,072	71,685	288,054		265,948
Trading and investment banking	4,840	4,317	19,398		20,641
Service charges on deposits	21,480	20,692	85,299		84,133
Insurance fees and commissions	765	661	3,011		3,727
Brokerage fees	2,595	2,743	10,761		11,470
Bankcard fees	17,321	14,365	67,250		62,031
Gains on sale of available for sale securities, net	62	(10)	4,127		8,542
Equity earnings on alternative investments	(4,487)	15,100	3,975		19,048
Other	3,600	6,054	16,813		16,293

Total noninterest income	115,248	135,607	498,688		491,833

Noninterest Expense
Salaries and employee benefits	90,115	88,691	358,569		339,691
Occupancy, net	10,312	10,116	40,197		39,291
Equipment	14,618	13,195	53,609		49,207
Supplies and services	5,403	5,777	20,411		20,387
Marketing and business development	7,182	7,190	24,148		22,703
Processing fees	13,496	14,936	56,049		57,791
Legal and consulting	7,907	5,826	20,407		18,703
Bankcard	6,812	4,563	19,594		18,381
Amortization of intangible assets	2,974	3,164	12,193		13,218
Regulatory fees	2,643	2,064	10,445		9,129
Contingency reserve	—	—	20,272		—
Other	5,251	14,904	31,032		35,677

Total noninterest expense	166,713	170,426	666,926		624,178

Income before income taxes	36,449	47,095	164,817		183,424

Income tax provision	9,509	12,432	44,162		49,459

Net income	$26,940	$34,663	$120,655		133,965

				$
Per Share Data
Net income - basic	$0.60	$0.78	$2.69		$3.25
Net income – diluted	0.59	0.77	2.65		3.20
Dividends	0.235	0.225	0.910		0.870
Weighted average shares outstanding	44,920,106	44,511,742	44,844,578		41,275,839

Condensed Statements of Consolidated Comprehensive Income		UMB Financial Corporation

(unaudited, dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net Income	$26,940	$34,663	$120,655	$133,965
Other comprehensive income, net of tax:
Unrealized gains on securities:
Change in unrealized holding gains (losses), net	14,991	(26,769)	74,147	(178,500)
Less: Reclassifications adjustment for (gains) losses included in net income	(62)	10	(4,127)	(8,542)

Change in unrealized gains (losses) on securities during the period	14,929	(26,759)	70,020	(187,042)
Income tax (expense) benefit	(5,750)	9,804	(26,374)	68,814

Other comprehensive income (loss)	9,179	(16,955)	43,646	(118,228)

Comprehensive income	$36,119	$17,708	$164,301	$15,737

Consolidated Statements of
Shareholders’ Equity				UMB Financial Corporation

(unaudited, dollars in thousands, except per share data)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	(Loss) Income	Stock	Total
Balance - January 1, 2013	$55,057	$732,069	$787,015	$85,588	$(380,384)	$1,279,345
Total Comprehensive income	—	—	133,965	(118,228)	—	15,737
Cash dividends ($0.87 per share)	—	—	(36,350)	—	—	(36,350)
Purchase of treasury stock	—	—	—	—	(3,501)	(3,501)
Issuance of equity awards	—	(1,651)	—	—	2,101	450
Recognition of equity based compensation	—	7,936	—	—	—	7,936
Net tax benefit related to equity compensation plans	—	1,224	—	—	—	1,224
Sale of treasury stock	—	520	—	—	256	776
Exercise of stock options	—	3,986	—	—	5,032	9,018
Common Stock Issuance	—	138,323	—	—	93,107	231,430

Balance – December 31, 2013	$55,057	$882,407	$884,630	$(32,640)	$(283,389)	$1,506,065

Balance - January 1, 2014	$55,057	882,407	884,630	(32,640)	(283,389)	1,506,065
Total Comprehensive income	—	—	120,655	43,646	—	164,301
Cash dividends ($0.91 per share)	—	—	(41,374)	—	—	(41,374)
Purchase of treasury stock	—	—	—	—	(5,741)	(5,741)
Issuance of equity awards	—	(2,338)	—	—	2,827	489
Recognition of equity based compensation	—	9,172	—	—	—	9,172
Net tax benefit related to equity compensation plans	—	1,880	—	—	—	1,880
Sale of treasury stock	—	596	—	—	340	936
Exercise of stock options	—	2,885	—	—	5,145	8,030

Balance – December 31, 2014	$55,057	$894,602	$963,911	$11,006	$(280,818)	$1,643,758

Average Balances / Yields and Rates	UMB Financial Corporation

(tax - equivalent basis)
(unaudited, dollars in thousands)	Three Months Ended December 31,
	2014		2013
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Assets
Loans, net of unearned interest	$7,320,930	3.49%	$6,483,711	3.62%
Securities:
Taxable	5,006,800	1.53	4,820,959	1.55
Tax-exempt	2,148,256	2.77	2,148,904	2.91

Total securities	7,155,056	1.91	6,969,863	1.97
Federal funds and resell agreements	73,821	0.50	51,635	0.51
Interest-bearing due from banks	571,921	0.35	911,623	0.28
Trading securities	29,019	1.46	36,888	1.93

Total earning assets	15,150,747	2.61	14,453,720	2.60
Allowance for loan losses	(77,527)		(75,135)
Other assets	1,158,402		1,155,176

Total assets	$16,231,622		$15,533,761

Liabilities and Shareholders’ Equity
Interest-bearing deposits	$7,446,164	0.16%	$7,795,495	0.15%
Federal funds and repurchase agreements	1,535,253	0.08	1,172,917	0.10
Borrowed funds	7,021	(5.37)	5,223	(2.96)

Total interest-bearing liabilities	8,988,438	0.15	8,973,635	0.14
Noninterest-bearing demand deposits	5,403,856		4,903,429
Other liabilities	187,359		142,552
Shareholders’ equity	1,651,969		1,514,145

Total liabilities and shareholders’ equity	$16,231,622		$15,533,761

Net interest spread		2.46%		2.47%
Net interest margin		2.52		2.51

	Year Ended December 31,
	2014		2013
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Assets
Loans, net of unearned interest	$6,975,338	3.52%	$6,221,318	3.69%
Securities:
Taxable	4,898,826	1.56	4,876,304	1.54
Tax-exempt	2,122,822	2.84	2,102,216	2.97

Total securities	7,021,648	1.94	6,978,520	1.97
Federal funds and resell agreements	48,869	0.53	36,589	0.53
Interest-bearing due from banks	843,134	0.30	663,818	0.29
Trading securities	32,189	1.46	56,022	1.90

Total earning assets	14,921,178	2.58	13,956,267	2.66
Allowance for loan losses	(76,459)		(72,370)
Other assets	1,154,174		1,146,865

Total assets	$15,998,893		$15,030,762

Liabilities and Shareholders’ Equity
Interest-bearing deposits	$7,494,744	0.16%	$7,220,675	0.18%
Federal funds and repurchase agreements	1,535,038	0.11	1,613,584	0.11
Borrowed funds	6,059	(0.69)	4,972	3.02

Total interest-bearing liabilities	9,035,841	0.15	8,839,231	0.17
Noninterest-bearing demand deposits	5,196,529		4,709,643
Other liabilities	166,758		144,781
Shareholders’ equity	1,599,765		1,337,107

Total liabilities and shareholders’ equity	$15,998,893		$15,030,762

Net interest spread		2.43%		2.49%
Net interest margin		2.49		2.55

FOURTH QUARTER 2014
FINANCIAL HIGHLIGHTS	UMB Financial Corporation

(unaudited, dollars in thousands, except share and per share data)

Year Ended December 31	2014	2013
Net interest income	$350,055	$333,269
Provision for loan losses	17,000	17,500
Noninterest income	498,688	491,833
Noninterest expense	666,926	624,178
Income before income taxes	164,817	183,424
Net income	120,655	133,965
Net income per share - Basic	2.69	3.25
Net income per share - Diluted	2.65	3.20
Return on average assets	0.75%	0.89%
Return on average equity	7.54%	10.02%

Three Months Ended December 31
Net interest income	$90,914	$85,914
Provision for loan losses	3,000	4,000
Noninterest income	115,248	135,607
Noninterest expense	166,713	170,426
Income before income taxes	36,449	47,095
Net income	26,940	34,663
Net income per share - Basic	0.60	0.78
Net income per share - Diluted	0.59	0.77
Return on average assets	0.66%	0.89%
Return on average equity	6.47%	9.08%

At December 31
Assets	$17,500,960	$16,911,852
Loans, net of unearned interest	7,465,794	6,520,512
Securities	7,285,667	7,051,127
Deposits	13,616,859	13,640,766
Shareholders’ equity	1,643,758	1,506,065
Book value per share	36.10	33.30
Market price per share	56.89	64.28
Equity to assets	9.39%	8.91%
Allowance for loan losses	$76,140	$74,751
As a % of loans	1.02%	1.15%
Nonaccrual and restructured loans	$27,382	$30,706
As a % of loans	0.37%	0.47%
Loans over 90 days past due	$3,830	$3,218
As a % of loans	0.05%	0.05%
Other real estate owned	$394	$1,288
Net loan charge-offs quarter-to-date	$4,176	$4,187
As a % of average loans	0.23%	0.26%
Net loan charge-offs year-to-date	$15,610	$14,175
As a % of average loans	0.22%	0.23%

Common shares outstanding	45,532,188	45,221,237

Average Balances
Year Ended December 31
Assets	$15,998,893	$15,030,762
Loans, net of unearned interest	6,975,338	6,221,318
Securities	7,053,837	7,034,542
Deposits	12,691,273	11,930,318
Shareholders’ equity	1,599,765	1,337,107

Business Segment Information			UMB Financial Corporation

(unaudited, dollars in thousands)

	Three Months Ended December 31, 2014
	Bank	Payment Solutions	Institutional Investment Management	Asset Servicing	Total
Net interest income	$75,862	$14,003	$—	$1,049	$90,914
Provision for loan losses	1,617	1,383	—	—	3,000
Noninterest income	42,380	21,479	29,212	22,177	115,248
Noninterest expense	97,070	26,507	23,156	19,980	166,713

Income before taxes	19,555	7,592	6,056	3,246	36,449
Income tax expense	5,158	2,029	1,445	877	9,509

Net income	$14,397	$5,563	$4,611	$2,369	$26,940

Average assets	$12,324,000	$2,948,000	$72,000	$888,000	$16,232,000

	Three Months Ended December 31, 2013
	Bank	Payment Solutions	Institutional Investment Management	Asset Servicing	Total
Net interest income	$73,874	$11,505	$(10)	$545	$85,914
Provision for loan losses	1,765	2,235	—	—	4,000
Noninterest income	62,406	17,737	34,892	20,572	135,607
Noninterest expense	99,080	23,121	29,582	18,643	170,426

Income before taxes	35,435	3,886	5,300	2,474	47,095
Income tax expense	8,918	1,271	1,127	1,116	12,432

Net income	$26,517	$2,615	$4,173	$1,358	$34,663

Average assets	$11,277,000	$1,780,000	$75,000	$2,402,000	$15,534,000

	Year Ended December 31, 2014
	Bank	Payment Solutions	Institutional Investment Management	Asset Servicing	Total
Net interest income	$292,357	$52,251	$(3)	$5,450	$350,055
Provision for loan losses	9,175	7,825	—	—	17,000
Noninterest income	194,223	84,477	131,226	88,762	498,688
Noninterest expense	405,065	94,177	92,008	75,676	666,926

Income before taxes	72,340	34,726	39,215	18,536	164,817
Income tax expense	19,487	9,311	10,331	5,033	44,162

Net income	$52,853	$25,415	$28,884	$13,503	$120,655

Average assets	$12,099,000	$2,456,000	$72,000	$1,372,000	$15,999,000

	Year Ended December 31, 2013
	Bank	Payment Solutions	Institutional Investment Management	Asset Servicing	Total
Net interest income	$285,112	$45,832	$(32)	$2,357	$333,269
Provision for loan losses	5,535	11,965	—	—	17,500
Noninterest income	210,535	74,223	126,442	80,633	491,833
Noninterest expense	376,307	86,746	88,336	72,789	624,178

Income before taxes	113,805	21,344	38,074	10,201	183,424
Income tax expense	28,548	6,739	10,002	4,170	49,459

Net income	$85,257	$14,605	$28,072	$6,031	$133,965

Average assets	$11,255,000	$1,736,000	$77,000	$1,963,000	$15,031,000